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                          SYMPOSIUM TELECOM CORPORATION
                              1998 STOCK OPTION PLAN


1.   THE PLAN.

     The purpose of this 1998 Stock Option Plan (the "PLAN") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Symposium Telecom Corporation (the "COMPANY") and its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's shareholders.


2.   ADMINISTRATION OF THE PLAN.

     (a) ADMINISTRATOR. The Plan shall be administered by the Board of Directors of the Company (the "BOARD"), or a committee of the Board (the "COMMITTEE") which shall consist of two or more of its members who shall serve at the pleasure of the Board. The administrator of the Plan shall be referred to as the "ADMINISTRATOR." During such time that administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

     (b) POWERS AND AUTHORITY. The Administrator shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "OPTIONS" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Options (which need not be identical) to be made to each person selected, including whether an Option will be an Incentive Stock Option or a Nonqualified Option (both as defined below);
(iii) to determine the time when Options will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Options; (iv) to amend the terms or conditions of any outstanding Options, subject to applicable legal restrictions and to the consent of the other party to such Options; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Options without constituting termination of their employment for purposes of their Options; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and
(vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any optionee and any other employee of the Company or any of its subsidiaries.

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3.   PERSONS ELIGIBLE UNDER THE PLAN.

     (a) INCENTIVE STOCK OPTIONS. Any person who is an employee of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Options under the Plan which qualify as "incentive stock options" ("INCENTIVE STOCK OPTIONS") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

     (b) NONQUALIFIED STOCK OPTIONS. Any person who is a director, officer, employee or consultant of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Options under the Plan which do not qualify as Incentive Stock Options ("NONQUALIFIED OPTIONS").

4.   OPTIONS.

     Subject to the provisions of the Plan, the Administrator, in its sole and absolute discretion, shall determine all of the types, terms and conditions of each Option granted pursuant to the Plan. The provisions of separate Options need not be identical, but each Incentive Stock Option shall be in compliance with the substance of each of the following provisions:

     (a) TERM. The exercise period may not be more than 10 years from the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise period may not be more than 5 years from the date such Incentive Stock Option is granted.

     (b) PRICE. The exercise price of an Incentive Stock Option may not be less than 100% of the Fair Market Value of the Common Stock at the time the Incentive Stock Option is granted (110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator;

     (c) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person.

     (d) EMPLOYMENT STATUS. In the event that the optionee's employment with the Company terminates, the optionee must exercise the Incentive Stock Option, to the extent it was exercisable at termination, within three months of such termination.

     (e) AGGREGATE FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its affiliates exceeds one hundred thousand


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dollars ($100,000), the Options or portions thereof which exceed such limit
(according to the order in which they were granted) shall be treated as Nonqualified Options

5.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     (a) MAXIMUM SHARES AVAILABLE. The aggregate number of shares of Common Stock that may be issued or issuable pursuant to the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 6 of the Plan. Any shares of Common Stock subject to an Option which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. The aggregate number of shares of Common Stock that may be issued at any time pursuant to Options granted under the Plan shall be reduced by the number of shares of Common Stock which were otherwise issuable pursuant to Options granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Options or as payment of the recipient's tax withholding obligation with respect to such issuance.

     (b) PAYMENT OF SHARES. The exercise price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the Option is exercised, or (2) at the discretion of the Board, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other shares of Common Stock, the value of which shall be the Fair Market Value of such Common Stock, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other shares of Common Stock) with the person to whom the Option is granted, (C) by reducing the number of shares of Common Stock otherwise issuable pursuant to the Option or (D) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be payable at the minimum rate of interest necessary to avoid the imputation of interest, under the applicable provisions of the Code and Treasury Regulations.

6.   RECAPITALIZATIONS.

     Unless otherwise provided in the option agreement:

     (a) If outstanding shares of the Common Stock of the Company shall be subdivided into a greater number of shares, or a dividend in Common Stock shall be paid in respect of the Common Stock, the exercise price of any outstanding Option in effect immediately prior to such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the exercise price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.


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     (b)  When any adjustment is required to be made in the exercise price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by dividing (1) an amount equal to the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment, multiplied by the exercise price in effect immediately prior to such adjustment, by (2) the exercise price in effect immediately after such adjustment.

     (c) In case of any capital reorganization, any reclassification of the Common Stock of the Company (other than recapitalization described in Paragraph 6(a) of this Plan), or the consolidation or merger of the Company with another person where the Company is the "surviving corporation," as defined in Paragraph 6(h) below (collectively referred to hereinafter as "REORGANIZATIONS"), the holder of any outstanding Option shall thereafter be entitled to purchase on exercise of the Option the kind and number of shares of stock or other securities or property of the Company receivable upon such Reorganization by a holder of the number of shares of the Common Stock of the Company which such Option entitles the holder to purchase from the Company immediately prior to such Reorganization: and in any such case appropriate adjustments shall be made in the application of the provisions set forth in the option agreements and in this Plan with respect to the rights and interests thereafter of the optionee, to the end that the provisions set forth in the option agreements and in this Plan (including the specified changes and other adjustments to the exercise price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of such Option.

     (d) Each outstanding Option shall terminate upon a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation provided that (1) each optionee to whom no Option has been tendered by the surviving corporation pursuant to the terms of item (2) immediately below shall have the right exercisable during a ten-day period ending on the fifth day prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her Option in whole or in part, without regard to any installment provisions under his or her Option agreement; and (2) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any optionee an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall substantially preserve the rights and benefits of any Option then outstanding under this Plan.

     (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or Administrator, whose determination in that respect shall be final, binding and conclusive.

     (f) Except as expressly provided in this Section 6, no optionee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the dissolution, liquidation, merger, consolidation or split-up or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price for the shares subject to such optionee's Option.


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     (g)  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     (h) The determination as to which party to a Reorganization is the "SURVIVING CORPORATION" shall be made on the basis of the relative equity interest of the shareholders in the corporation existing after the Reorganization, as follows: if following any reorganization the holders of outstanding voting securities of the Company immediately prior to the reorganization own equity securities possessing more than 50% of the voting power of the corporation existing following the reorganization, then for purposes of the Option, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the shareholders of a corporation immediately after the reorganization of equity securities pursuant to this Section 6(h), equity securities which the shareholders owned immediately before the reorganization, as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 6(h) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

7.   MISCELLANEOUS PROVISIONS.

     (a)  DEFINITIONS.

          (1) "SUBSIDIARY" means any future corporation which would be a "SUBSIDIARY CORPORATION," as that term is defined in Section 424(f) of the Code, of the Company.

          (2)  "OR" means "and/or."

          (3) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock as determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the WALL STREET JOURNAL or such other source as the deems reliable;

               (ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the deems reliable;


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               (iii) In the absence of an established market for the Common
Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Options unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Options, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

     (c) RIGHTS AS A SHAREHOLDER. An optionee shall have no rights as a holder of Common Stock with respect to Options hereunder, unless and until certificates for shares of such stock are issued to the optionee.

     (d) AGREEMENTS. All Options granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Administrator shall from time to time adopt.

     (e) WITHHOLDING TAXES. The Company shall have the right to require upon exercise of an Option the payment (through withholding from the optionee's salary or otherwise) of any federal, state, local or foreign taxes required by law to be withheld. The obligation of the Company to issue Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

     (f) NO RIGHTS TO OPTION. No person shall have any right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge an employee at any time for any reason whatsoever, with or without good cause.

     (g) ACCELERATION. The shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (h) TRANSFERABILITY. Except as otherwise provided by the Administrator, options granted under the Plan are not transferable other than as designated by the Optionee by will or by the laws of descent and distribution.

8.   AMENDMENTS AND TERMINATION.


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     (a)  AMENDMENTS.  The Board may at any time and from time to time amend the
Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any outstanding Options. However, with the consent of the optionee affected, the may amend outstanding agreements evidencing Options under the Plan in a manner not inconsistent with the terms of the Plan.

     (b) TERMINATION. The Plan shall terminate on the earlier to occur of the date the Board terminates the Plan and December 31, 2007. The termination of the Plan shall not terminate any outstanding Options.

9.   EFFECTIVE DATE.

     The Plan is effective on December 3, 1998.


10.  GOVERNING LAW.

     The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of New York applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.


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